Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

On September 25, 2023, FAT Brands, Inc. (“the Company”) completed the acquisition of Barbeque Integrated, Inc. and Subsidiaries (“BBQI”) for a total purchase price of $31.8 million in cash (the “BBQI Acquisition”).

The following unaudited pro forma condensed combined balance sheet as of June 25, 2023 gives effect to the BBQI Acquisition as if it had occurred on June 25, 2023, and the following unaudited pro forma condensed combined statements of operations for the twenty-six weeks ended June 25, 2023 and for the year ended December 25, 2022 give effect to the BBQI Acquisition as if it had occurred on December 27, 2021 (the “Pro Forma Financial Statements”). The Pro Forma Financial Statements are based on historical financial information of the entities, as adjusted to give effect to the Acquisition. The Pro Forma Financial Statements have been prepared in accordance with Article 11 of Regulation S-X.

The following Pro Forma Financial Statements do not reflect the financial condition at the date or results of operations of the Company for the periods indicated. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and in many cases are based on estimates and preliminary information. The assumptions underlying the pro forma adjustments are described in the accompany notes to the unaudited pro forma combined financial statements. However, the Pro Forma Financial Statements may not be indicative of our future performance and do not necessarily reflect what our financial condition and results of operations would have been had the acquisition to which the pro forma adjustments relate occurred on the dates indicated above.

Unaudited Pro Forma Combined Balance Sheet

As of June 25, 2023

(in thousands)

	Historical Results
	Fat Brands, Inc.	BBQI	BBQI Transaction Accounting Adjustments (Note 4)		Pro Forma

ASSETS
Current assets:
Cash	$30,569	$-	$-		$30,569
Cash and cash equivalents	-	3,645	(3,645)	(a)	-
Restricted cash	26,564	-	-		26,564
Accounts Receivable, net of allowances	29,006	1,070	1,973	(a)	32,049
Inventory	6,254	2,656	-		8,910
Assets classified as held for sale	3,887	-	-		3,887
Prepaids and other current assets	-	2,548	(2,548)	(a)	-
Other current assets	8,004	-	2,548	(a)	10,552
Total current assets	104,284	9,919	(1,672)		112,531
Non-current restricted cash	14,743	-	-		14,743
Other intangible assets, net	617,755	207	(207)	(b)	617,755
Amortizable intangible assets, net	-	-	8,800	(b)	8,800
Goodwill	293,282	-	-		293,282
Operating lease right of use assets	101,587	37,481	72,127	(b)(c)	211,195
Property and equipment, net	79,577	26,831	550	(b)	106,958
Other assets	4,613	564	-		5,177
Total assets	$1,215,841	$75,002	$79,598		$1,370,441
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,303	$4,768	$-		$21,071
Accrued expenses and other liabilities	51,156	5,142	-		56,298
Accrued interest payable	16,722	-	-		16,722
Accrued Advertising	14,032	-	-		14,032
Deferred income, current portion	1,862	2,568	238	(b)	4,668
Dividend payable on preferred shares	1,278	-	-		1,278
Liabilities related to assets classified as held for sale	3,479	-	-		3,479
Operating lease liability, current portion	14,904	12,543	(8,680)	(c)	18,767
Redeemable preferred stock	91,836	-	-		91,836
Long-term debt, current portion	35,848	-	-		35,848
Acquisition purchase price payable	4,000	-	-		4,000
Total current liabilities	251,420	25,021	(8,442)		267,999
Deferred income, net of current portion	22,529	-	-		22,529
Long-term debt, net of current portion	1,018,494	-	31,846	(d)	1,050,340
Related party note payable	-	20,499	(20,499)	(e)	-
Operating lease liability, net of current portion	95,815	37,552	68,013	(c)	201,380
Deferred income tax liabilities, net	29,147	69	-		29,216
Other liabilities	1,631	541	-		2,172
Total liabilities	1,419,036	83,682	70,918		1,573,636

Stockholders’ equity:
Preferred stock	43,566	-	-		43,566
Common stock	(28,877)	-	-		(28,877)
Accumulated deficit	(217,884)	(32,102)	32,102		(217,884)
Additional paid in capital	-	23,422	(23,422)		-
Total stockholders’ equity	(203,195)	(8,680)	8,680		(203,195)
Total liabilities and stockholders’ equity	$1,215,841	$75,002	$79,598		$1,370,441

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended June 25, 2023

(in thousands, except share and per share amounts)

	Historical Results
	Fat Brands, Inc.	BBQI	BBQI Transaction Accounting Adjustments (Note 4)		Pro Forma

Revenues
Royalties	$45,236	$-	$-		$45,236
Restaurant sales	125,379	92,286	-		217,665
Advertising fees	19,019	-	-		19,019
Factory revenues	18,851	-	-		18,851
Franchise fees	1,565	-	-		1,565
Other revenue	2,405	-	-		2,405
Total revenues	212,455	92,286	-		304,741
Costs and expenses
General and administrative expense	38,362	7,532	-		45,894
Cost of restaurant and factory revenues	118,589	-	80,507	(aa)	199,096
Food and beverage costs	-	25,557	(25,557)	(aa)	-
Labor and benefits	-	27,573	(27,573)	(aa)	-
Rent expense	-	6,026	(6,026)	(aa)	-
Restaurant operating expenses	-	21,308	(21,308)	(aa)	-
Restaurant exit costs	-	43	(43)	(aa)	-
Depreciation and amortization	14,177	3,159	422	(bb)	17,758
Refranchising (gain) loss	338	-	-		338
Impairment of goodwill and other intangible assets	-	-	-		-
Advertising expense	22,137	-	-		22,137
Total other income (expense)	193,603	91,198	422		285,223
Income (Loss) from operations	18,852	1,088	(422)		19,518
Other income (expense)
Interest expense, net	(45,098)	(996)	(278)	(cc)	(46,372)
Interest expense related to preferred shares	(9,354)	-	-		(9,354)
Other income (expense), net	265	20	-		285
Total other income (expense)	(54,187)	(976)	(278)		(55,441)
(Loss) income before income tax expense	(35,335)	112	(700)		(35,923)
Income tax provision (benefit)	3,882	(178)	(182)	(dd)	3,522
Net loss	(39,217)	290	(518)		(39,445)

Net loss	(39,217)	290	(518)		(39,445)
Dividends on preferred shares	(3,381)	-	-		(3,381)
	(42,598)	290	(518)		(42,826)

Basic and diluted loss per common share	$(2.58)	$-	$-		$(2.59)
Basic and diluted weighted average shares outstanding	16,521,590	-	-		16,521,590

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Year Ended December 25, 2022

(in thousands, except share and per share amounts)

	Historical Results
	Fat Brands, Inc.	BBQI	BBQI Transaction Accounting Adjustments (Note 4)		Pro Forma

Revenues
Royalties	$87,921	$-	$-		$87,921
Restaurant sales	241,001	184,644	-		425,645
Advertising fees	37,997	-	-		37,997
Factory revenues	33,504	-	-		33,504
Franchise fees	3,706	-	-		3,706
Other revenue	3,095	-	-		3,095
Total revenues	407,224	184,644	-		591,868
Costs and expenses
General and Adminstrative expense	113,313	13,780	-		127,093
Cost of restaurant and factory revenues	221,627	-	165,045	(aa)	386,672
Food and beverage costs	-	54,215	(54,215)	(aa)	-
Labor and benefits	-	55,431	(55,431)	(aa)	-
Rent expense	-	12,327	(12,327)	(aa)	-
Restaurant operating expenses	-	43,042	(43,042)	(aa)	-
Restaurant exit costs	-	30	(30)	(aa)	-
Depreciation and amortization	27,015	6,639	83	(bb)	33,737
Impairment of goodwill and other intangible assets	14,000	1,332	-		15,332
Refranchising (gain) loss	4,178	-	-		4,178
Advertising expense	44,612	-	-		44,612
Acquisition costs	383	-	-		383
Total costs and expenses	425,128	186,796	83		612,007
Income (Loss) from operations	(17,904)	(2,152)	(83)		(20,139)
Other income (expense)
Interest expense, net	(78,477)	(871)	(1,677)	(cc)	(81,025)
Interest expense related to preferred shares	(16,372)	-	-		(16,372)
Other income (expense), net	5,375	(302)	-		5,073
Total other income (expense)	(89,474)	(1,173)	(1,677)		(92,324)
Income (Loss) before income tax expense	(107,378)	(3,325)	(1,760)		(112,463)
Income tax provision (benefit)	18,810	66	(458)	(dd)	18,418
Net loss	$(126,188)	$(3,391)	$(1,302)		$(130,881)

Net loss	(126,188)	(3,391)	(1,302)		(130,881)
Dividends on preferred shares	(6,636)	-	-		(6,636)
	(132,824)	(3,391)	(1,302)		(137,517)

Basic and diluted loss per common share	$(8.06)	$-	$-		$(8.35)
Basic and diluted weighted average shares outstanding	16,476,090	-	-		16,476,090

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1 – BASIS OF PRESENTATION

The Pro Forma Financial Statements are based on historical financial statements of the entities, as adjusted to give effect to the BBQI Acquisition. The pro forma condensed combined balance sheet as of June 25, 2023 gives effect to the BBQI Acquisition as if it had occurred on June 25, 2023. The pro forma condensed combined statements of operations for the twenty-six weeks ended June 25, 2023 and for the year ended December 25, 2022 give effect to the BBQI Acquisition as if it had occurred on December 27, 2021 (the beginning of the Company’s 2022 fiscal year). In addition to the historical financial statements included as exhibits to this Form 8-K/A, the Pro Forma Financial Statements should be read in conjunction with the following information or documents filed with the U.S. Securities and Exchange Commission (the “SEC”): the Company’s Form 10-K as of December 25, 2022 filed with the SEC on February 24, 2023, the Form 10-Q as of June 25, 2023 filed with the SEC on August 4, 2023 and the Form 8-K filed with the SEC on September 26, 2023.

NOTE 2 – PRELIMINARY PURCHASE PRICE ALLOCATION

The Pro Forma Financial Statements include various assumptions, including those related to the preliminary purchase price allocations of the assets acquired and liabilities assumed of BBQI on preliminary estimates of fair value by management and third-party valuation experts. The final purchase price allocations may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities as well as final post-closing adjustments, if any. Accordingly, the pro forma adjustments are preliminary and may be subject to change.

The preliminary assessment of the fair value of the net assets and liabilities acquired by the Company through the BBQI Acquisition was estimated at $31.8 million. The preliminary allocation of the consideration to the net tangible and intangible assets acquired is presented in the table below (in millions):

Accounts receivable	$3.0
Inventory	2.7
Prepaids and other current assets	2.5
Other intangible assets, net	8.8
Operating lease right of use assets	109.4
Other assets	0.6
Property and equipment, net	27.4
Below market leases	0.2
Accounts payable	(4.8)
Accrued expenses and other liabilities	(5.1)
Deferred income – current	(2.8)
Operating lease liability, current portion	(3.9)
Operating lease liability, net of current portion	(105.6)
Deferred income tax liabilities, net	(0.1)
Other liabilities	(0.5)
Total net identifiable assets	$31.8

NOTE 3 – IDENTIFIABLE INTANGIBLE ASSETS

Our preliminary valuation estimates of the identifiable intangible assets acquired in connection with the BBQI Acquisition are based on initial valuations performed by management and third-party experts. However, these estimates are preliminary, as we have not completed our analysis of all the facts surrounding the business acquired and therefore have not finalized the accounting for these transactions. Our preliminary estimate of identifiable intangible assets total $8.8 million in trademarks.

NOTE 4 – PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Pro Forma Financial Statements:

Balance Sheet Pro Forma Adjustments

(a)	Represents reclassifications that have been made to the historical presentation to conform to the financial statement presentation of the Company.

(b)	Reflects the adjustment of historical tangible and intangible assets acquired by the Company to their estimated fair values. The estimates of fair value may differ from amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements.

(c)	Reflects the adjustment of historical assets and liabilities for the rights and obligations created by leases with a term of more than twelve months to the present value as of the acquisition date, pursuant to ASU 2016-02, Leases (Topic 842), using the Company’s incremental borrowing rate of 8.4%. BBQI has certain operating leases for company-owned restaurant properties and for a corporate office.

(d)	The increase to debt reflects the sale of $31.8 million aggregate principal amount of new fixed rate asset backed notes bearing interest at 8.00%.

(e)	The decrease to related party note payable reflects the extinguishment of BBQI’s outstanding debt upon consummation of the acquisition.

Statement of Operations Pro Forma Adjustments

(aa)	Represents reclassifications that have been made to the historical presentation of BBQI to conform to the financial presentation of the Company.
(bb)	Represents the adjustment to reflect the amortization related to amortizing intangible assets (see (b) above).

(cc)	Represents the net increase in interest expense resulting from the issuance of new fixed rate debt (see (d) above), partially offset by the decrease in interest expense resulting from the extinguishment of BBQI’s outstanding debt upon consummation of the acquisition (see (e) above).

(dd)	Represents the income tax expense effect based on a statutory income tax rate of 26%.